Exhibit 99.3

FOR IMMEDIATE RELEASE	CONTACTS:	Christopher Abate
Redwood Trust, Inc.		Chief Financial Officer
Thursday, February 25, 2016		(415) 384-3584

Kristin Brown
Investor Relations
(415) 384-3805

REDWOOD TRUST DECLARES $0.28 PER SHARE DIVIDEND
FOR THE FIRST QUARTER OF 2016

MILL VALLEY, CA – Thursday, February 25, 2016 – Redwood Trust, Inc. (NYSE:RWT) today announced that its Board of Directors authorized the declaration of a first quarter regular dividend of $0.28 per share. The first quarter 2016 dividend is payable on March 31, 2016 to stockholders of record on March 16, 2016.
"The payment of regular dividends remains a priority for Redwood. Our first quarter dividend will mark our 67th consecutive quarterly dividend,” said Marty Hughes, Redwood's Chief Executive Officer.
For more information about Redwood Trust, Inc., please visit our website at: www.redwoodtrust.com.